Exhibit 10.37

CONVERTIBLE INVESTMENT INSTRUMENT AGREEMENT

This Convertible Investment Instrument Agreement (“Agreement”) is dated as of December 29, 2021 by and among GreenLight Biosciences, Inc., a Delaware corporation (the “Company”) and the individuals and entities who become parties to this Agreement by executing and delivering an Agreement Signature Page in the form of Exhibit A hereto in accordance with Section 2 hereof (each a “Purchaser” and, collectively, the “Purchasers”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.    Authorization; Sale of Convertible Instruments

1.1.    Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, at one or more closings, of Convertible Instruments in the form attached hereto as Exhibit B in the aggregate principal amount of up to $[                ] (each an “Instrument” and, collectively, the “Instruments”).

1.2.    Use of Proceeds. The Company will use the proceeds from the sale of the Instruments for working capital and other general corporate purposes.

2.    Closings. Subject to the terms and conditions of this Agreement, each closing (a “Closing” and, collectively, the “Closings”) of the sale and purchase of Instruments under this Agreement shall take place at Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, MA 02210-2600 (or remotely via the exchange of documents and signatures) (the date of each such Closing, a “Closing Date”). At each Closing, the Company shall deliver an Instrument to each Purchaser participating in such Closing in the original principal amount set forth next to such Purchaser’s name on such Purchaser’s signature page hereto, and each Purchaser shall pay to the Company via check or wire transfer the purchase price therefor, which shall be equal to such original principal amount.

3.    Certain Terms of the Instruments.

3.1.    Maturity. Each Instrument shall be due and payable on demand by holders of Instruments representing a majority of the aggregate principal amount then outstanding under all of the Instruments (such holders, the “Required Holders”) upon the earlier of (i) twelve (12) months from the date hereof (the “Maturity Date”), or (ii) the occurrence of an Event of Default (as defined below).

3.2.    Interest. The principal balance of the Instruments shall bear interest at a rate of the minimum applicable federal rate per annum payable at maturity.

3.3.    Payments. Any payments on the Instruments shall be made in proportion to the outstanding principal amount and accrued but unpaid interest each such Instrument represents relative to the aggregate outstanding principal amount and accrued but unpaid interest on of all Instruments. The Company may prepay the Instruments in whole or in part at any time. Any prepayment of principal shall be accompanied by any interest accrued thereon.

3.4.    Conversion.

(a)    Upon a Qualified Financing. For the purposes of this Agreement, a “Qualified Financing” shall mean an equity financing involving the sale of capital stock of the Company primarily for capital-raising purposes on terms no less favorable to the Purchasers than the terms of the Series D Preferred Stock, $.001 par value per share, of the Company. Upon the closing of such Qualified Financing, all then outstanding principal on each Instrument shall automatically convert into that number of shares of capital stock issued in such Qualified Financing (the “Qualified Financing Securities”) equal to the quotient obtained by dividing (i) the outstanding principal amount of such Instrument by (ii) the lower of (x) the Conversion Discount Price (as defined below), or (y) the Capped Price (as defined below). All accrued interest on the Instruments shall be payable in cash. Each Purchaser agrees that, in connection with the conversion of the Instruments at a Qualified Financing in accordance with this Section 3.4(a), such Purchaser will execute all necessary documents in connection with such Qualified Financing reasonably requested of the Purchasers, including executing a definitive purchase agreement, investor rights agreement and such other financing agreements as shall be agreed upon by the Company and the other investors participating in such Qualified Financing.

(b)    Upon a Sale of the Company or IPO. The Company shall notify the holders of outstanding Instruments of (i) the closing of a Change of Control (as defined below) at least five (5) days prior to the expected closing of such Change of Control, or (ii) the consummation of an initial public offering (an “IPO”, and together with Change of Control, a “Trigger Event”) at least thirty (30) days prior to the expected effective date of the consummation of the IPO. Such notice shall include any information generally provided by the Company to the holders of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) in connection with such Trigger Event, if any. Upon a Trigger Event, each Purchaser shall be entitled to receive in respect of such Purchaser’s Instrument(s), in preference to the holders of Common Stock, an amount equal to the outstanding principal of and interest on such Purchaser’s Instrument(s). “Change of Control” shall mean any sale, conveyance, or other disposition of all or substantially all of the Company’s assets or a merger of the Company with or into, or consolidation with, any other entity (other than a wholly-owned subsidiary of the Company), or any other transaction or series of related transactions, as a result of which less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary of another entity, the ultimate parent of the surviving entity) is held by persons that are stockholders of the Company as of immediately prior to such event; provided, however, that a merger effected exclusively for the purpose of changing the domicile of the Company shall not be deemed to be a Change of Control; and provided, further, that the term “Change of Control” shall not apply to equity financings primarily for capital-raising purposes.

(c)    Effect of Conversion, Etc. Upon conversion of any Instrument pursuant to this Section 3, the Company will be forever released and discharged from all of its obligations and liabilities under such Instrument, including without limitation the obligation to pay the principal amount and accrued interest. No fractional shares shall be issuable by the Company upon conversion of any Instrument. In lieu of any fractional share which would otherwise be issuable upon conversion of any Instrument, the Company shall pay to the holder of such Instrument an amount in cash equal to the product of such fraction multiplied by the applicable conversion price. Upon conversion of each Instrument, the holder thereof shall surrender such Instrument, duly endorsed, at the principal offices of the Company or to any transfer agent of the Company. Following such surrender, the Company will, at its expense, issue and deliver to such holder a certificate or certificates for the securities to which such holder is entitled as a result of such conversion and a check payable to such holder for any cash amounts payable in lieu of any fractional share in accordance with this Section 3.4(c).

3.5.    Events of Default. Each of the following shall constitute an “Event of Default,” unless waived by the Required Holders:

(a)    the failure by the Company to pay any amount due hereunder within ten (10) days of the due date thereof;

(b)    the appointment of a receiver of any property, the assignment or trust mortgage for the benefit of creditors, the commencement of any kind of insolvency proceedings under any bankruptcy or other law relating to the relief of debtors, or the entry of an order for relief with respect to the Company in any proceeding pursuant to the United States Bankruptcy Code, as amended; or

(c)    the Company defaults in the payment of principal or interest due and owing under any other indebtedness agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is that an amount in excess of $3 million is then due and allows for the acceleration of the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity. Immediately upon the occurrence and during the continuance of an Event of Default described in this clause (d), the Company shall provide notice to Investor of such Event of Default.

3.6.    Redemption from Unaccredited Investors, Bad Actors. If at any time the Company shall determine, in its sole discretion, that any holder of a Instrument: (i) did not or does not qualify as an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D (or any successor provision or amendment thereto) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (an “Accredited Investor”); or (ii) was or has become (or that any of such holder’s affiliates or other related parties was or has become) a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act (“Rule 506(d)”), the Company may, at its sole election, redeem any Instrument held by such holder at any time without the consent of the holder thereof for an amount equal to the outstanding principal plus any accrued but unpaid interest thereon. Each holder of an Instrument redeemed pursuant to this Section 3.6 because such holder cannot certify to the Company that: (i) such holder is an Accredited Investor; or (ii) such holder is not a “bad actor,” as defined in Rule 506(d) (or that none of such holder’s affiliates or related parties are “bad actors”), acknowledges that: (a) such holder is not eligible to acquire securities in a Qualified Financing; (b) such holder therefore has no right to receive securities in exchange for its Instrument; and (c) that payment for the redemption of such Instrument can occur after the closing of a Qualified Financing from the proceeds of such Qualified Financing.

3.7.    Definitions. For purposes of this Section 3:

(a)    “Conversion Discount Price” shall mean, with respect to any Qualified Financing, the per share price at which shares of Qualified Financing Securities are to be sold generally in such Qualified Financing (not including any discounts applicable as a result of the Instruments or any other convertible Instruments of the Company outstanding as of prior to such Qualified Financing) multiplied by 0.80.

(b)    “Capped Price” shall mean, with respect to any Qualified Financing, the per share price implied by a fully-diluted, pre-money valuation of the Company of $1,200,000,000 (which valuation includes any increase to the option pool made prior to or at the time of such Qualified Financing and all other rights to acquire capital stock of the Company outstanding at the time of such Qualified Financing (other than the Notes and any other convertible notes of the Company outstanding as of prior to such Qualified Financing)).

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as of the applicable Closing Date as follows:

4.1.    Corporate Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

4.2.    Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue each Instrument and to carry out and perform its obligations under the terms of this Agreement.

4.3.    Due Execution. The execution and delivery of this Agreement and the Instruments by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement and the Instruments to be issued at such Closing have been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

4.4.    Taxes. All taxes shown to be due and payable on any tax returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. There are no taxes to be imposed upon the properties or assets of the Company, as of the date of this Agreement for which the Company had not made adequate provision.

4.5.    Offering. Assuming the accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the securities as contemplated by this Agreement and the Instruments are or, when issued will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will be registered or qualified (or exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws.

4.6.    Disclosure. No representation or warranty made by the Company in this Agreement, the Instrument, any annex or any exhibit delivered, or to be delivered, by or on behalf of the Company pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.7.    Use of Proceeds. The Company shall use the proceeds of the Instruments solely for the operations of its business, and not for any personal, family or household purpose

4.8.    Non-Contravention. The Company is not in violation of, and will not be, by virtue of entering into and performing its obligations pursuant to this Agreement and the Instrument, any material term of the Company’s Articles of Incorporation or Bylaws, or in any material respect of any provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to its knowledge the Company is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company.

4.9.    Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement and the Instruments by the Company and the performance and consummation of the transactions contemplated hereby and thereby, except qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration) of the offer and sale of the Instruments pursuant to applicable federal and state securities laws and Blue Sky laws that are in addition to any fees, commissions or charges in connection with the Business Combination Agreement, the Subscription Agreement or the initial public offering of the Company.

4.10.    Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Instrument.

5.    Representations, Warranties and Covenants of each Purchaser. Each Purchaser represents and warrants to and covenants with the Company as follows:

5.1.    Authorization. When executed and delivered by the Purchaser, and assuming execution and delivery by the Company, this Agreement will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

5.2.    Brokers and Finders. The Purchaser has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

5.3.    Investment. The Purchaser is acquiring the Instrument as well as any shares of the Qualified Financing Securities or Common Stock issuable upon conversion thereof (collectively, the “Securities”) for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any Securities. By executing this Agreement, the Purchaser further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Securities.

5.4.    No Public Market. The Purchaser understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act, on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to one or more exemptions under the Securities Act, including without limitation the exemption provided by Section 4(a)(2) thereof, and that the Company’s reliance upon such exemption is predicated upon the Purchaser’s representations as set forth in this Agreement. The Purchaser further understands that no public market now exists for any of the securities issued by the Company and that the Company has given no assurances that a public market will ever exist for the Company’s securities.

5.5.    Restricted Securities. The Purchaser understands that the Securities are “restricted securities” within the meaning of Rule l44 promulgated under the Securities Act and, as such, the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from the registration requirements thereof is available. The Purchaser understands that Rule 144, which permits the resale, subject to satisfaction of minimum holding periods and various other terms and conditions, of such “restricted securities” may not now apply to the Securities, in all situations, because the Company is not now required to file, and does not file, current reports under the Securities Exchange Act of 1934, as amended, and because information concerning the Company substantially equivalent to that which would be available if the Company were required to file such reports is not now publicly available.

5.6.    Experience; Etc. The Purchaser represents that such Purchaser: (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Instrument being purchased by the Purchaser; (b) believes that he, she or it has received all the information requested from the Company that might be necessary or appropriate for deciding whether to purchase the Instrument; (c) has had the opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management; (d) has the ability to bear the economic risks of this investment; and (e) is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on this investment.

5.7.    Accredited Investor. The Purchaser qualifies as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

5.8.    No Reliance. The Purchaser has not relied upon any representation or warranty by the Company or its representatives in connection with the transactions contemplated hereby other than those set forth in this Agreement. Nothing in this Agreement or the Instruments is intended or should be deemed to be tax or legal advice, and Purchaser hereby represents it has had the opportunity to consult with its tax, legal and/or other professional advisors in connection with their investment in the Instrument being purchased by such Purchaser.

5.9.    “Bad Actor” Disqualification. The Purchaser hereby represents that neither it nor any of its affiliates or other related parties is a “bad actor,” as defined in Rule 506(d).

5.10.    Foreign Investors. If the Purchaser is a Non-U.S. person (as defined under Rule 902(k)(2) of the Securities Act), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, conversion or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities or any subsequent issuance of equity securities pursuant to such ownership will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. Anti-Money Laundering. The Purchaser acknowledges that the Company seeks to comply with all applicable anti-money laundering and anti-boycott laws and regulations. The Purchaser’s purchase of one or more Instruments hereunder will not cause the Company to be in violation of the U.S. Bank Secrecy Act, the U.S. Money Laundering Control Act of 1986, the USA Patriot Act of 2001, the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Export Administration Act, as amended, or the 1976 Tax Reform Act, as amended, or, in each case, any regulations published thereunder. Neither the Purchaser, nor any party which owns or controls such Purchaser, is subject to restrictions under any program or list administered by the Office of Foreign Assets Control under the United States Department of the Treasury.

6.    Legends and Restrictions on Transfer.

6.1.    Securities Act. The Securities shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.”

6.2.    No Transfer. No Purchaser may sell or transfer any Instrument without the prior written consent of the Company.

7.    Miscellaneous.

7.1.    Successors and Assigns. This Agreement shall not be assignable by the Company without the written consent of the Required Holders; provided, that a merger or consolidation to which the Company is a party shall not be considered an assignment requiring consent; and provided, further, that the Company may assign this Agreement without the consent of the other parties hereto to any individual or entity that acquires control of the stock or all or substantially all of the assets or business of the Company. This Agreement shall not be assignable by any Purchaser without the written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.2.    Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closings.

7.3.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.4.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the conflicts of law provisions thereof.

7.5.    Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent by overnight courier, facsimile or e-mail, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

(a)      If to the Company:

GreenLight Biosciences, Inc.

200 Boston Ave, #3100

Medford, MA 02155

with a copy to:

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, MA 02210-2600

Attn: Dave Broadwin

Fax: (617) 832-7000

E-mail: DAB@foleyhoag.com

(b)    If to a Purchaser, at the address set forth below the Purchaser’s name on the signature page hereto, or at such other address as may have been furnished in writing by such Purchaser to the Company.

Notices provided in accordance with this Section 7.5 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required), (iii) upon confirmation of successful transmission of a facsimile message containing such notice if sent before 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent thereafter, (iv) if sent via e-mail, upon receipt if sent before 5 p.m., local time of the recipient, on any Business Day, as of 9 a.m. local time of the recipient on the next Business Day if sent thereafter or on a day that is not a Business Day, (v) three Business Days after deposit in the United States mail, or (vi) for delivery outside of the continental United States, three Business Days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The term “Business Day” as used in this Section 7.5 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in the Commonwealth of Massachusetts.

7.6.    Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

7.7.    Amendments and Waivers. This Agreement and the corresponding terms of each Instrument may be amended, modified or terminated, and the observance of any term of this Agreement may be waived, with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Required Holders; provided, that no such amendment, modification or waiver shall be effective to the extent such amendment, modification or waiver adversely affects the rights of any holder of an Instrument in a manner different from those of such consenting holders (other than differences related solely to the different principal amounts or issue dates of the Instruments) without the consent of each such differently affected holder, and provided, further, that the approval of the Required Holders shall not be required for the addition of additional Purchasers as parties to this Agreement so long as the aggregate principal amount of Instruments issued at all Closings is consistent with the terms of this Agreement. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.8.    Further Assurances. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

7.9.    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

7.10.    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all of which together shall for all purposes constitute one and the same Agreement. A signature of any party to this Agreement transmitted by facsimile, electronic mail (including .pdf) or other electronic means shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.11.    Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

*  *  *  *

Executed as of the date first written above.

GreenLight Biosciences, Inc.

By:
Name:
Title:

SIGNATURE PAGE TO GREENLIGHT

CONVERTIBLE INSTRUMENT INVESTMENT AGREEMENT

EXHIBIT A

Convertible Investment Instrument Agreement Signature Page

By execution and delivery of this signature page, the undersigned hereby agrees that he, she, or it is a Purchaser, as defined in that certain Convertible Investment Instrument Agreement (the “Agreement”) by and among GreenLight Biosciences, Inc., a Delaware corporation (the “Company”), and the Purchasers (as defined in the Agreement), dated as of [DATE OF INITIAL CLOSING], acknowledges having read the representations in the Agreement contained in the section entitled “Representations, Warranties and Covenants of each Purchaser,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees that he, she or it is bound by the terms and conditions of the Agreement as a “Purchaser” thereunder and authorizes this signature page to be attached to the Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date set forth below.

Print Name of Purchaser (Individual or Entity)

Signature of Purchaser or Authorized Individual

Print Name of Authorized Individual (If Entity)

Title of Authorized Individual (If Entity)

Date:

Amount Invested: $

Contact Person:

Address:

Telephone No.:

Email Address:

SIGNATURE PAGE TO GREENLIGHT

CONVERTIBLE INSTRUMENT INVESTMENT AGREEMENT

EXHIBIT B

Form of Convertible Instrument

See attached.